Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

GERMANTOWN, MD, August 9, 2016 —Senseonics Holdings, Inc. (NYSE-MKT: SENS),  a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today  reported financial results for the second quarter and six months ended June  30, 2016.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Completed the multi-center PRECISE II pivotal clinical investigation in the United States and released topline results.
•	Secured an expanded debt facility with a total potential borrowing limit of up to $30million with Oxford Finance and Silicon Valley Bank
•	Commercially launched the Eversense® CGM System in Sweden with Senseonics’ distribution partner Rubin Medical
•	Entered into a distribution agreement with Roche Diabetes Care for the sale of the Eversense CGM System in Germany, Italy and the Netherlands.

"The second quarter was an important period for Senseonics with numerous key milestones accomplished. We are very excited about the PRECISE II topline study results we announced today,” said Tim Goodnow, PhD., CEO and President of Senseonics. “We look forward to the balance of the year, during which we intend to file our Premarket Approval to the FDA, commercially launch Eversense in additional European countries, release enhancements to our [mobile] app and apply for European regulatory approval of our Gen2 smart transmitter.”

SECOND QUARTER 2016 RESULTS:

Net loss was $11.9 million, or $0.13 per share, in the second quarter of 2016, compared to $7.2 million, or $3.68 per share, in the second quarter of 2015. Second quarter 2016 net loss per share was based on 92.7 million weighted average shares outstanding, compared to 1.9 million weighted average shares outstanding in the second quarter of 2015.

Second quarter 2016 sales and marketing expenses increased $0.3 million year-over-year, to $0.6 million, compared to $0.3 million for the second quarter of 2015. The increase in sales and marketing expenses was primarily related to investments in additional headcount in advance of the Company’s commercial launch of Eversense in Europe.  On a sequential quarter comparison, second quarter 2016 sales and marketing expense was flat compared to the first quarter of 2016.

Second quarter 2016 research and development expenses increased $2.3 million year-over-year, to $7.5 million, compared to $5.2 million for the second quarter of 2015. The increase in research and development expense was primarily driven by product development expenses for future versions of Eversense and clinical trial costs related to the conduct of Senseonics’ U.S. pivotal trial. On a sequential quarter comparison, second quarter 2016 research and development expenses increased $1.1 million, or 17%, compared to the first quarter of 2016. The primary driver behind this increase is the conduct of the U.S. pivotal trial.

Second quarter 2016 general and administrative expenses increased $1.9 million, year-over-year, to $3.4 million, compared to $1.5 million for the second quarter of 2015. The increase in general and administration expenses was driven primarily by salaries and related costs, including non-cash stock-based compensation for additional headcount to support operations as a public company. On a sequential quarter comparison, second quarter 2016 general and administrative expenses decreased $0.5 million, or 13%, compared to the first quarter of 2016. The primary driver of this decrease was a $0.5 million decrease in non-cash stock-based compensation expense.

As of June 30, 2016, cash and equivalents were $36.2 million and outstanding indebtedness was  $15 million, compared to cash and equivalents of $3.9 million and outstanding indebtedness of $10 million, as of December 31, 2015. In June 2016, the Company entered into a new term loan agreement with Oxford Finance and Silicon Valley Bank. This facility has a total borrowing capacity of up to $30 million, $15 million of which was drawn upon the completion of the agreement. The previous term loan agreement with Oxford was repaid with a portion of the proceeds from the new borrowings.

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 4:30 pm (Eastern Time) today, August 9, 2016, to discuss these financial results. This conference call can be accessed live by telephone or through Senseonics’ website.

(877)344-7529	http://www.senseonics.com and select the “Investor Relations” section
Live Teleconference Information: Dial in number: (877)883-0383, PW 0228303 International dial in: (412)902-6506	Live Webcast Information: Visit http://www.senseonics.com and select the “Investor Relations” section

A replay of the call can be accessed on Senseonics’ website http://www.senseonics.com under “Investor Relations.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ first generation continuous glucose monitoring (CGM) system, Eversense®, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels. For more information on Senseonics, please visit www.senseonics.com.

SAFE HARBOR STATEMENT

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect Senseonics’ current views about its plans, intentions, expectations, strategies and prospects, including statements concerning the commercial launch of Eversense, future regulatory filings and future product enhancements.  These statements are based on the information currently available to Senseonics and on assumptions Senseonics has made. Although Senseonics believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Senseonics can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Senseonics’ control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 19, 2016, the Quarterly Report on Form 10-Q filed with the SEC on May 12, 2016 and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Senseonics’ expectations and beliefs to change. Unless otherwise required by applicable securities laws, Senseonics does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise. While Senseonics may elect to update these forward-looking statements publicly at some point in the future, Senseonics specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com

FINANCIAL STATEMENTS TO FOLLOW:

Senseonics Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,190	$3,939
Prepaid expenses and other current assets	911	1,025
Inventory	324	—
Total current assets	37,425	4,964

Deposits and other assets	648	217
Property and equipment, net	611	311
Total assets	$38,684	$5,492

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,092	$1,252
Accrued expenses and other current liabilities	4,475	3,694
Note payable, current portion	—	2,389
Total current liabilities	9,567	7,335

Note payable, net of discount	14,619	7,499
Accrued interest	—	327
Deferred rent	40	28
Total liabilities	24,226	15,189

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value per share; 5,000,000 and 0 shares authorized, no shares issued and outstanding as of June 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value per share; 250,000,000 shares authorized, 93,368,011 and 75,760,061 shares issued and outstanding as of June 30, 2016 and December 31, 2015	93	76
Additional paid-in capital	198,235	151,019
Accumulated deficit	(183,870)	(160,792)
Total stockholders’ equity (deficit)	14,458	(9,697)
Total liabilities and stockholders’ equity (deficit)	$38,684	$5,492

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$19	$23	$19	$38
Cost of sales	34	—	34	—
Gross profit	(15)	23	(15)	38

Expenses:
Sales and marketing expenses	635	258	1,268	590
Research and development expenses	7,539	5,195	13,955	8,860
General and administrative expenses	3,361	1,478	7,241	2,895

Operating loss	(11,550)	(6,908)	(22,479)	(12,307)
Other income (expense), net:
Interest income	31	2	34	3
Interest expense	(268)	(265)	(544)	(568)
Other expense	(74)	(14)	(89)	(5)

Net loss	$(11,861)	$(7,185)	$(23,078)	$(12,877)

Basic and diluted net loss per common share	$(0.13)	$(3.68)	$(0.27)	$(6.63)
Basic and diluted weighted-average shares outstanding	92,742,097	1,950,399	85,033,493	1,942,287